Exhibit 32.2

Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of EyePoint Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George O. Elston, Executive Vice President and Chief Financial Officer of the Company, certify that to the best of my knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 9, 2024

/s/ George O. Elston
Name: George O. Elston
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)